HIGHER GROUND RECORDS
                              C/O Victor S. Waller
              69 Rolling Hills Drive Willingboro, New Jersey 08046
                             Telephone: 609-877-0824
                                Fax: 609-835-4583


July 29, 1996


John Froehling, Esq.
101 Eisenhower Parkway
Roseland, NJ 07068

Dear Mr. Froehling:

Pursuant to our conversation I am writing this letter to delineate desired tenets to be included in the agreement between Planet Entertainment and Higher Ground Records to permit the following:

            1. Purchase of Higher Grounds Records by Planet Entertainment

            2. A initial receipt of $12,000 operational funding

            3. Provisions for Stock Issuance

Purchase of Higher Ground Records

Higher Ground Records will be purchased by Planet Entertainment for an issuance of stock in Planet Entertainment. I have enclosed a copy of the property to be transferred, a balance sheet, an income statement and a statement on how the $12,000 will be utilized. Employment agreements should be drafted for the following personnel:

            1. Victor S. Waller, President

            2. Albert E. Jones, Vice-President

It is our hope that this transaction will be completed by August 5, 1996. If you have any questions or concerns, please feel free to contact me at work at 609-261-1000, Ext. 424 or at my residence at 609-877-0824. If you are unable to contact me, please feel free to contact Albert Jones at 609-261-1000, Ext. 400 or at his residence at 609-267-1748.

Thank you in advance for you prompt consideration of this matter.

John Froehling, Esq.
Page 2
July 29, 1996


Sincerely,


/s/ Victor S. Waller
    ----------------
    Victor S. Waller
    President


Enclosures (4)


Cc:   Joseph Venneri
      William Giakas


/s/ Victor S. Waller
    ----------------
    Victor S. Waller


/s/ Albert E. Jones
    ----------------
    Albert E. Jones


/s/ Joseph Venneri
    ----------------
    Joseph Venneri


/s/ Wallace Giakas
    ----------------
    Wallace Giakas